Exhibit 10.1

EXECUTION VERSION

$1,800,000,000

CREDIT AGREEMENT

dated as of

July 2, 2012

among

SXC HEALTH SOLUTIONS CORP.,

as Borrower,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC

and

SUNTRUST BANK,

as Co-Syndication Agents

FIFTH THIRD BANK,

PNC BANK, NATIONAL ASSOCIATION

and

ROYAL BANK OF CANADA,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

BARCLAYS BANK PLC,

as Joint Bookrunners and Joint Lead Arrangers

i

ii

SCHEDULES:

Schedule 1.01	—	Pricing Schedule
Schedule 2.01	—	Commitments
Schedule 3.14	—	Subsidiaries
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04	—	Existing Investments
Schedule 6.08	—	Existing Restrictions

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Borrowing Request
Exhibit C — Form of Compliance Certificate
Exhibit D-1 — Form of Revolving Note
Exhibit D-2 — Form of Term Note
Exhibit E — Form of U.S. Tax Compliance Certificate

iii

CREDIT AGREEMENT dated as of July 2, 2012, among SXC HEALTH SOLUTIONS CORP., the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

A. The Borrower has entered into an Agreement and Plan of Merger (together with all schedules, exhibits and annexes thereto, in each case as may be amended, waived, supplemented or otherwise modified, the “Merger Agreement”) dated as of April 17, 2012 among the Borrower, SXC Health Solutions, Inc., Catamaran I Corp., Catamaran II LLC and Target, pursuant to which the Borrower will acquire Target and its subsidiaries through a merger (the “Merger”).

B. In connection with the consummation of the Merger, the Borrower has requested the Lenders to extend credit in the form of (i) Term A Loans in an aggregate principal amount of $1,100,000,000 and (ii) Revolving Commitments in an aggregate principal amount of $700,000,000.

C. The proceeds of the Loans are to be used in accordance with Section 5.08.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning set forth in Section 2.21.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next  1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Adjusted LIBO Rate for deposits in Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for any Business Day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page 1 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or ABR Loan or with respect to the commitment fees payable hereunder, the applicable rate per annum set forth on Schedule 1.01 under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio.

“Applicable Revolver Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolver Percentages shall be determined based upon the Revolving Credit Exposure of the Revolving Lenders; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Revolver Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Approved Fund” has the meaning set forth in Section 9.04(b).

“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Bank PLC in their capacity as joint lead arrangers of this credit facility.

“Asset Disposition” means any sale, transfer or other disposition (including as a result of casualty or condemnation) of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than (a) the sale or lease of inventory or products in the ordinary course or the sale of obsolete or worn out property in the ordinary course, (b) the sale of Permitted Investments in the ordinary course of business, (c) any Permitted Share Sale Transaction and (d) any LuxCo Transaction).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means with respect to Revolving Loans, the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Banking Services Obligations” has the meaning set forth in the Security Agreement.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or other nation or political subdivision thereof or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means SXC Health Solutions Corp, a corporation organized under the laws of the Yukon Territory, Canada.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Term A Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 and substantially in the form of Exhibit B.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or (at any time after the Effective Date) Toronto are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, Revolving Loans, Term A Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property with respect to which any Liens have been granted (or purported to be granted) pursuant to any Collateral Document, including, without limitation, all cash and cash equivalents delivered as collateral pursuant to Section 2.06(j).

“Collateral Agent” means the Administrative Agent acting as collateral agent (or similar capacity) for the Secured Creditors pursuant to the Collateral Documents.

“Collateral Documents” means the Security Agreement, the Pledge Agreement and each other agreement, document or instrument pursuant to which a Lien is granted to the Collateral Agent for the benefit of any of the Secured Creditors, including without limitation, pursuant to Section 5.09.

“Combined Company Material Adverse Effect” means any event, change, effect, development, state of facts, condition, circumstance or occurrence that is or would be reasonably expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries, taken as a whole, but shall not be deemed to include any event, change, effect, development, state of facts, condition, circumstance or occurrence: (a) in or affecting economic conditions (including changes in interest rates) or the financial or securities markets in the United States or elsewhere in the world, to the extent the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate, (b) in or affecting the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate generally, to the extent the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate, (c) resulting from or arising out of (i) other than in the case of Sections 3.04, 7.02(a) (insofar as it relates to Section 3.04), 4.04 and 7.03(a) (insofar as it relates to Section 4.04) of the Merger Agreement, the compliance with, or taking any action required by the Merger Agreement, the Financing (as defined in the Merger Agreement) or the Transactions (as defined in the Merger Agreement), (ii) any taking of any action expressly required by the terms of the Merger Agreement (as in effect on the date hereof), (iii) any litigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law (as defined in the Merger Agreement) relating to the Merger Agreement or the Transactions, (iv) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal, in each case after the date of the Merger Agreement, of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity (as defined in the Merger Agreement), to the extent the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate, (v) any changes in GAAP or accounting standards or interpretations thereof, to the extent the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate, (vi) any outbreak or escalation of hostilities or acts of war or terrorism, to the extent the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries are not adversely affected in a disproportionate manner relative to other participants in the industries in which the Borrower, the Borrower’s Subsidiaries, Target and Target’s Subsidiaries operate, (vii) any change in the share price or trading volume of the shares of the Company Common Stock (as defined in the Merger Agreement) or the Parent Common Stock (as defined in the Merger Agreement), in the Borrower’s or Target’s credit rating or in any analyst’s recommendations, in each case in and of itself, or the failure of the Borrower and Target to meet projections or forecasts (including any analyst’s projections), in and of itself (provided in each case that the event, change, effect, development, condition, circumstance or occurrence underlying such change or failure shall not be excluded, and may be taken into account, in determining whether there is or would reasonably be expected to be a Combined Company Material Adverse Effect), or (viii) other than for purposes of Sections 3.04, 7.02(a)

(insofar as it relates to Section 3.04), 4.04 and 7.03(a) (insofar as it relates to Section 4.04) of the Merger Agreement, the announcement of the execution of the Merger Agreement (including the threatened or actual impact on relationships with customers, vendors, suppliers, distributors, landlords or employees (including the threatened or actual loss, termination, suspension, modification or reduction of, or adverse change in, such relationships) but only, in each case, to the extent caused by the announcement of the execution of the Merger Agreement, or (d) that is (i) disclosed in the Company SEC Documents (as defined in the Merger Agreement as in effect on the date hereof) filed with the Securities and Exchange Commission prior to the date hereof (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risk included in any “forward-looking statements” disclaimer, any other disclosure of risks or any other statements that are predictive or forward-looking in nature), (ii) disclosed in the Company Disclosure Letter (as defined in the Merger Agreement as in effect on the date hereof), (iii) disclosed in the Parent SEC Documents (as defined in the Merger Agreement as in effect on the date hereof) filed with the Securities and Exchange Commission prior to the date hereof (excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risk included in any “forward-looking statements” disclaimer, any other disclosure of risks or any other statements that are predictive or forward-looking in nature) or (iv) disclosed in the Parent Disclosure Letter (as defined in the Merger Agreement as in effect on the date hereof) (it being understood that the loss or potential loss of revenues associated with the acquisition of Healthspring, Inc. by Cigna Corporation shall not itself be deemed a Combined Company Material Adverse Effect).

“Commitment” means either a Revolving Commitment or a Term Commitment, as the case may be.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means this Agreement, each Note, if any, delivered pursuant to Section 2.10(f), each Collateral Document, the Parent Guaranty, the Subsidiary Guaranty and any other document from time to time designated in writing as a Credit Document by the Borrower and the Administrative Agent.

“Credit Parties” means the Borrower and each Subsidiary Guarantor; provided, however, that solely for purposes of Section 6.01(c) and (d), Section 6.03(b), Section 6.04(c), (f) and (g) and Section 6.07(b) and (c), the term “Credit Parties” shall not include any Foreign Credit Party.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Specified Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Specified Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified in such writing or public statement and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Specified Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Specified Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means, as to any Person, each subsidiary of such Person that is incorporated or organized under the laws of the United States, any State thereof or the District of Columbia or organized or amalgamated under the laws of Canada or any province or territory thereof.

“EBIT” means, for any period, for any Person and its subsidiaries on a consolidated basis, an amount equal to Net Income for such Person and its subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Total Interest Expense of such Person and its subsidiaries for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person and its subsidiaries for such period, (iii) any extraordinary losses (determined in accordance with GAAP) of such Person and its subsidiaries for such period, (iv) non-cash stock compensation expenses of such Person and its subsidiaries incurred in such period, (v) other all non-cash items reducing such Net Income for such period; provided that cash expenditures in respect of items excluded pursuant to this clause (v) shall be deducted in determining EBIT for the period during which such expenditures are made, (vi) fees and expenses directly incurred or paid in connection with the Transactions, the Merger or any Permitted Acquisition, (vii) fees and expenses directly incurred or paid in connection with the HealthTran Acquisition in an aggregate amount not to exceed $1,200,000, (viii) synergies projected by the Borrower in good faith to be realized as a result of the Merger in an aggregate amount not to exceed $75,000,000, (ix) fees and expenses and integration costs not to exceed $47,000,000 in the aggregate related to historical acquisitions by Target and its subsidiaries made within the twelve months preceding the Effective Date, (x) any unrealized losses in respect of Swap Agreements, and (xi) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations or restructurings and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person and its subsidiaries for such period (to the extent not netted from tax expense), (ii) interest income of such Person and its subsidiaries for such period, (iii) all non-cash items increasing such Net Income for such period, (iv) any extraordinary gains (determined in accordance with GAAP) of such Person and its subsidiaries for such period and (v) any non-recurring gains or income directly arising as a result of discontinued operations or restructurings. For any computation period during which (a) a Subsidiary or business is acquired or (b) a Subsidiary or business is disposed of, EBIT shall be calculated on a pro forma basis as if such Subsidiary or business, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness repaid), as the case may be, on the first day of such computation period.

“EBITDA” means, for any period, for any Person and its subsidiaries on a consolidated basis, an amount equal to Net Income for such Person and its subsidiaries for such period plus (a) the following to the extent deducted in calculating such Net Income: (i) Total Interest Expense of such Person and its subsidiaries for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person and its subsidiaries for such period, (iii) depreciation and amortization expense for such Person and its subsidiaries for such Period, (iv) any extraordinary losses (determined in accordance with GAAP) of such Person and its subsidiaries for such period, (v) non-cash stock compensation expenses of such Person and its subsidiaries incurred in such period (vi) other all non-cash items reducing such Net Income for such period; provided that cash expenditures in respect of items excluded pursuant to this clause (vi) shall be deducted in determining EBITDA for the period during which such expenditures are made, (vii) fees and expenses directly incurred or paid in connection with the Transactions, the Merger or any Permitted Acquisition, (viii) fees and expenses directly incurred or paid in connection with the HealthTran Acquisition in an aggregate amount not to exceed $1,200,000, (ix) synergies projected by the Borrower in good faith to be realized as a result of the Merger in an aggregate amount not to exceed $75,000,000, (x) fees and expenses and integration costs not to exceed $47,000,000 in the aggregate related to historical acquisitions by Target and its subsidiaries made within the twelve months preceding the Effective Date, (xi) any unrealized losses in respect of Swap Agreements, and (xii) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations or restructurings and minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of such Person and its subsidiaries for such period (to the extent not netted from tax expense), (ii) interest income of such Person and its subsidiaries for such period, (iii) all non-cash items increasing such Net Income for such period, (iv) any extraordinary gains (determined in accordance with GAAP) of such Person and its subsidiaries for such period and (v) any non-recurring gains or income directly arising as a result of discontinued operations or restructurings. For any computation period during which (a) a Subsidiary or business is acquired or (b) a Subsidiary or business is disposed of, EBITDA shall be calculated on a pro forma basis as if such Subsidiary or business, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness repaid), as the case may be, on the first day of such computation period.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA, or Section 412 or Section 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 or ERISA), in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is in “at-risk” status as described in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer

Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or is in endangered or critical status.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning set forth in Section 7.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next  1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next  1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Foreign Credit Party” means a Subsidiary Guarantor which is not a Domestic Subsidiary.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HealthTran Acquisition” means the acquisition of HealthTran LLC (“HealthTran”) pursuant to the Unit Purchase Agreement among SXC Health Solutions, Inc., HealthTran, the members of HealthTran identified therein, including HealthTrans Data Services, LLC (“HTDS”), the members and beneficial owners of HTDS identified therein, and HTDS in its capacity as the Sellers’ Agent dated as of December 16, 2011.

“Incremental Amendment” has the meaning set forth in Section 2.21.

“Incremental Facilities” has the meaning set forth in Section 2.21.

“Incremental Revolving Commitment” has the meaning set forth in Section 2.21.

“Incremental Revolving Commitment Lender” has the meaning set forth in Section 2.21.

“Incremental Term Loans” has the meaning set forth in Section 2.21.

“Incremental Yield” has the meaning set forth in Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all Off-Balance Sheet Liabilities. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated May, 2012 relating to the Borrower and the Transactions.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any applicable law and all IP Ancillary Rights relating thereto, including all copyrights, patents, trademarks, internet domain names, trade secrets and licenses of intellectual property.

“Interest Coverage Ratio” means as of the end of any fiscal quarter of the Borrower, the ratio of (a) EBIT to (b) Total Interest Expense, in each case for the period of four fiscal quarters then ended, computed on a consolidated basis for the Borrower and its Subsidiaries.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., and such additional Lenders as may be designated as such by the Borrower with the consent of the Administrative Agent (not to be unreasonably withheld) and which agree to act in such capacity, each in its capacity as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. With respect to any Letter of Credit, “Issuing Bank” shall mean the issuer thereof.

“JPMCB” means JPMorgan Chase Bank, N.A., in its individual capacity.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Revolver Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means at any time, the ratio of Total Debt at such time to EBITDA for the most recently completed four fiscal quarters of the Borrower, computed on a consolidated basis for the Borrower and its Subsidiaries.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Screen LIBOR01 Page 1 (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that in the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“LuxCo” means a newly formed Luxembourg S.ar.l. which is a Wholly-Owned Subsidiary.

“LuxCo Transaction” means, collectively, (a) (i) a loan of funds (including Loan proceeds) by the Borrower to SXC US to finance the Merger and related costs and expenses and a guaranty of repayment of such loan given by one or more of the Subsidiary Guarantors (other than LuxCo), (ii) the contribution by the Borrower of the promissory note or notes of SXC US evidencing such loan and such guaranties to LuxCo and (iii) payments on such promissory note or notes and guaranties being made by SXC US or such Subsidiary Guarantors to LuxCo, which may distribute the same to the Borrower and (b) any other transaction consisting of a loan of funds permitted hereby made by the Borrower to a Wholly-Owned Domestic Subsidiary and a guaranty of repayment of such loan by one or more of the Subsidiary Guarantors (other than LuxCo), a contribution by the Borrower of the promissory note or notes evidencing such loan and such guaranties to LuxCo and payments on such promissory note or notes and guaranties being made by SXC US or such Subsidiary Guarantors to LuxCo, which may distribute the same to the Borrower.

“LuxCo Transaction Documents” means all agreements, documents, and instruments executed or delivered to effect a LuxCo Transaction.

“Margin Stock” means “margin stock” as defined in Regulation U of the Board.

“Material Adverse Effect” means (a) for purposes of the initial advances to be made on the Effective Date, Combined Company Material Adverse Effect and (b) for all other purposes, a material adverse effect on (i) the business, operations, property or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole (it being understood that the loss or potential loss of revenues associated with the acquisition of Healthspring, Inc. by Cigna Corporation shall not itself be deemed to be a Material Adverse Effect), (ii) the ability of the Borrower and the Subsidiary Guarantors, taken as a whole, to perform their obligations under any of the Credit Documents or (iii) the rights or remedies of, or the benefits available to, the Administrative Agent or the Lenders under this Agreement or any other Credit Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the

Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, at any time, a Subsidiary which at such time (a) the consolidated tangible assets of which equal 10% or more of the consolidated tangible assets of the Borrower and its Subsidiaries or (b) the EBITDA of which for the most recently ended period of four consecutive fiscal quarters equal 10% or more of the EBITDA of the Borrower and its Subsidiaries for such period or (c) is a Domestic Subsidiary and has been designated by the Borrower as a “Material Subsidiary” pursuant to Section 5.09(b) or otherwise; provided, however, that upon its formation LuxCo shall at all times be deemed to be a Material Subsidiary. Determinations required by clauses (a) and (b) above shall be made as of the most recent fiscal quarter end for which financial statements are available.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Merger” has the meaning set forth in the Recitals hereto.

“Merger Agreement” has the meaning set forth in the Recitals hereto.

“Merger Agreement Representations” means the representations made by Target in the Merger Agreement that are material to the interests of the Lenders (provided, however, that any reference in any such representation to “Company Material Adverse Effect” or “Parent Material Adverse Effect” shall be deemed to be a reference to “Combined Company Material Adverse Effect”).

“Moody’s” means Moody’s Investor’s Services, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any computation period, with respect to any Person on a consolidated basis with its subsidiaries (other than any subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise); provided that any such income so excluded may be included in such period or any later period to the extent of any cash dividends or advances actually paid in the relevant period to such parent or any Wholly-Owned Subsidiary of such parent), cumulative net income earned during such period as determined in accordance with GAAP.

“Net Proceeds” means, with respect to any event, the cash and cash equivalent proceeds received in respect of such event, including any such proceeds received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out), but only as and when received, net of (a) all fees and expenses (including commissions and legal, accounting and other professional and transactional fees) paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (b) the amount of all payments that are permitted hereunder and are made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (c) the amount of all related taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and (d) the amount of any such proceeds which are placed in escrow or otherwise outside the control of the Borrower to fund contingent liabilities associated with such event; provided that any such amounts described in the foregoing clauses (c) and (d) shall be deemed to be Net Proceeds received at such later time, if ever, to the extent the amount actually paid exceeds the estimated amount or as they are released from escrow or third party control and not required to satisfy such liabilities, as applicable.

“Non-Consenting Lender” has the meaning set forth in Section 9.02(c).

“Note” means a Revolving Note or a Term A Note, as applicable.

“Obligations” means all liabilities and obligations, whether actual or contingent, of any Credit Party to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, any Lender or any indemnified party, in each case, arising hereunder or under any other Credit Document (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction other than Capital Lease Obligations, (c) any liability under any so-called “synthetic lease” arrangement or transaction entered into by such Person, or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Parent Guaranty” means the Parent Guaranty dated as of the date hereof made by the Borrower in favor of the Administrative Agent for the benefit of the Secured Creditors, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“PATRIOT Act” has the meaning set forth in Section 3.17.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Borrower or any Subsidiary of (a) a majority of the assets of or (b) a majority of the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto, (i) no Event of Default has occurred and is continuing or would arise after giving effect thereto, (ii) such Person or division or line of business is engaged in the same or a similar line of business as the Borrower and the Subsidiaries or business reasonably related thereto, (iii) such acquisition has been approved by the board of directors or comparable governing body of the Person acquired or owning the acquired assets, (iv) all actions required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.09 shall have been taken, (v) the Borrower and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Sections 6.11 and 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (vi) at any time when the Leverage Ratio (determined as of the most recently ended fiscal quarter for which financial statements are available) is greater than 3.00 to 1.00 (both immediately before and immediately after giving pro forma effect to such acquisition and the incurrence of any related Indebtedness), the aggregate consideration for such acquisition, when added to the aggregate amount of consideration for all other acquisitions made in the same fiscal year as the fiscal year in which such acquisition occurs shall not exceed $200,000,000.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Share Sale Documents” means all agreements, documents, and instruments executed or delivered to effect a Permitted Share Sale Transaction.

“Permitted Share Sale Transactions” means a transaction which involves (a) a loan made prior to the date hereof or otherwise permitted hereby made by the Borrower to a Wholly-Owned Subsidiary in connection with an acquisition occurring prior to the date hereof or otherwise permitted hereby and/or (b)(i) a repayment of such loan with the proceeds of a sale by such Subsidiary to the Borrower of preferred shares (which may be only beneficial interests in such preferred shares with legal title remaining with such Subsidiary) in the acquired entity or another Wholly-Owned Subsidiary, which preferred shares entitle the Borrower to receive dividends at a specified fixed or floating rate of return, (ii) a Wholly-Owned Subsidiary’s option to purchase or repurchase such preferred shares (which may be only beneficial interests in such preferred shares with legal title remaining with the Subsidiary that originally sold such interests to the Borrower) until a certain date, (iii) a Wholly-Owned Subsidiary’s obligation to purchase or repurchase such preferred shares (which may be only beneficial interests in such preferred shares with legal title remaining with the Subsidiary that originally sold such interests to the Borrower) from the Borrower on a certain date at a pre-determined price (the “Forward Price”) and (iv) a guaranty of the payment of such dividends and the Forward Price provided by a Subsidiary to the Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means, collectively, the Pledge Agreement dated as of the date hereof among the Credit Parties and the Collateral Agent, for the benefit of the Secured Creditors, as the same may be amended, restated, amended and restated, modified or supplemented from time to time, together with each other pledge agreement, joinder or pledge agreement supplement delivered pursuant to Section 5.09

“PPSA” means the personal property security legislation in effect in any applicable province or territory of Canada.

“Prepayment Event” means:

(a) any Asset Disposition if and to the extent that, inclusive of the Net Proceeds thereof, the aggregate Net Proceeds from all Asset Dispositions exceed $75,000,000 in the fiscal year in which such Asset Disposition occurs;

(b) to the extent not constituting a Prepayment Event under clause (a) above, any Asset Disposition of tangible assets if and to the extent that, inclusive of the Net Proceeds thereof, the aggregate Net Proceeds from all Asset Dispositions of tangible assets exceed $35,000,000 in the fiscal year in which such Asset Disposition occurs (it being the intent of the parties that prepayments in respect of Asset Dispositions described in this clause (b) not be duplicative of prepayments in respect of Asset Dispositions described in clause (a) above); or

(c) the incurrence by the Borrower or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 6.01.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, unused Revolving Commitments and outstanding Term A Loans representing at least 51% of the sum of the total Revolving Credit Exposures, unused Revolving Commitments and outstanding Term A Loans at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.09 or Section 2.21 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $700,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender that has a Revolving Commitment or holds Revolving Loans.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Maturity Date” means July 2, 2017.

“Revolving Note” means a promissory note payable to a Revolving Lender (or, if requested by such Revolving Lender, to such Revolving Lender and its registered assigns) in the form of Exhibit D-1.

“S&P” means Standard & Poor’s Ratings Services.

“Sale and Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee.

“Secured Creditors” shall have the meaning assigned that term in the respective Collateral Documents.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof among the Credit Parties and the Collateral Agent, for the benefit of the Secured Creditors, as the same may be amended, restated, amended and restated, modified or supplemented from time to time, together with each other security agreement, joinder or security agreement supplement delivered pursuant to Section 5.09.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Lender” has the meaning set forth in Section 2.07(b).

“Specified Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender.

“Specified Representations” means the representations and warranties set forth in Sections 3.01(a) (solely as it relates to corporate existence), 3.02, 3.03(b) and (c), 3.08, 3.12, 3.15, 3.16, 3.17 and 3.18.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Subsidiary of the Borrower which is from time to time a party to the Subsidiary Guaranty. The Subsidiary Guarantors as of the Effective Date shall be: Catalyst Rx Health Initiatives, Inc., an Illinois corporation, Catalyst Health Solutions, Inc., a Delaware corporation, Catalyst Rx, a Nevada corporation, Coalition for Advanced Pharmacy Services, LLC, a Delaware limited liability company, informedRx, Inc., a Delaware corporation and SXC US.

“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty dated as of the date hereof made by the Subsidiary Guarantors party thereto in favor of the Administrative Agent for the benefit of the Secured Creditors, as the same may be amended, restated, amended and restated, modified or supplemented from time to time, together with each other guaranty, joinder or guaranty supplement delivered pursuant to Section 5.09.

“Substantial Portion” means, with respect to the property of the Borrower and its Subsidiaries, property which (a) represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the last day of the month preceding the month in which such determination is made, or (b) is responsible for more than 15% of the EBITDA of the Borrower and as reflected in the financial statements referred to in clause (a) above for such twelve-month period.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Revolver Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“SXC US” means SXC Health Solutions, Inc., a Texas corporation.

“Target” means Catalyst Health Solutions, Inc., a Delaware corporation.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Borrowing” means a Borrowing comprised of Term A Loans.

“Term A Commitment” means, with respect to each Lender, the commitment of such Lender to make Term A Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Term A Loans. The amount of each Lender’s Term A Commitment is set forth on Schedule 2.01. The initial aggregate amount of the Lenders’ Term A Commitment is $1,100,000,000.

“Term A Lender” means a Lender that has Term A Commitment or holds a Term A Loan.

“Term A Loan” means, with respect to each Lender, such Lender’s pro rata portion of the Term A Borrowings made by the Lenders pursuant to Section 2.01(b) and, with respect to all Lenders, the aggregate of all such pro rata portions.

“Term A Maturity Date” means July 2, 2017.

“Term A Note” means a promissory note payable to a Term A Lender (or, if requested by such Term A Lender, to such Term A Lender and its registered assigns) in the form of Exhibit D-2.

“Total Debt” means the sum, without duplication, of (a) all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, calculated in accordance with GAAP plus, without duplication (b) the face amount of all outstanding letters of credit in respect of which the Borrower or any Subsidiary has any actual or contingent reimbursement obligation and (c) all Indebtedness of the type referred to in clauses (a) and (b) above of another Person and Guaranteed by the Borrower or its Subsidiaries.

“Total Interest Expense” means, for any period with respect to any Person, total cash interest expense deducted in the computation of Net Income for such period (including that attributable to Capital Lease Obligations) of such Person and its subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs of rate hedging in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

“Transactions” means, collectively, (a) the execution, delivery and performance by the Credit Parties of the Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the other transactions contemplated by the Credit Documents (including without limitation the granting of Liens to secure the Obligations) and (b) the payment of all fees and expenses owing in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan is, or on the Loans comprising such Borrowing are, determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f)(ii)(B)(3).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” means a Wholly-Owned Subsidiary that is a Domestic Subsidiary.

“Wholly-Owned Subsidiary” of a Person means (a) any subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled (other than in the case of Foreign Subsidiaries, director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law). Unless the context otherwise requires, all references to a Wholly-Owned Subsidiary shall be deemed a reference to a Wholly-Owned Subsidiary of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the avoidance of doubt, notwithstanding any change in GAAP after the Effective Date that would require lease obligations that would be treated as operating leases as of the date hereof to be classified and accounted for as Capital Lease Obligations or otherwise reflected on the

Borrower’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification 825 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or update having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or update having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described in such provision, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act of 1933. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Subject to the terms and conditions set forth herein, each Lender with a Term A Commitment severally agrees to make a Term A Loan in Dollars to the Borrower on the Effective Date in an aggregate principal amount not to exceed such Lender’s Term A Commitment. No amount of the Term A Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.

(c) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., Chicago time, one Business Day prior to the anticipated Effective Date) requesting that the Term A Lenders make the Term A Loans on the Effective Date and specifying the amount to be borrowed. The Term A Loans made on the Effective Date shall initially be Eurodollar Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term A Lender thereof. Not later than 12:00 noon, Chicago time, on the Effective Date each Term A Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the Term A Loan or Term A Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent (or such other account or accounts designated in writing by the Borrower and satisfactory to the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Term A Lenders in immediately available funds.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Term A Loan shall be made as part of a Borrowing consisting of Term A Loans made by the Term A Lenders ratably in accordance with their respective Term A Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term A Maturity Date or the Revolving Maturity Date, as applicable.

SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request by telecopy/facsimile (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Chicago time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and in a form approved by the Administrative Agent and signed by the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Intentionally Omitted]

SECTION 2.05. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $35,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Chicago time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., Chicago time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Chicago time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit in Dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that a Letter of Credit may expire after the date referred to in clause (ii) above (but not after the date referred to in clause (i) above) so long as not later than 15 days prior to the Revolving Maturity Date (or, if later, at the time of issuance), the Borrower has cash collateralized such Letter of Credit in accordance with Section 2.06(j). All participations of Lenders in Letters of Credit with such extended expiration dates which have been so cash collateralized shall terminate upon the Revolving Maturity Date with respect to any drawings under such Letters of Credit occurring after the Revolving Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Revolver Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the

Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Revolver Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Chicago time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 10:00 a.m., Chicago time, on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Revolver Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Revolver Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the

Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01 or (ii) any Letter of Credit shall have an expiration date after the Revolving Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the face amount of such Letter of Credit by the date prescribed by Section 2.06(c). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Chicago and designated by the Borrower in the applicable Borrowing Request (or such other account or accounts designated in writing by the Borrower and satisfactory to the Administrative Agent); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower (in the case of the Borrower, solely with respect to Borrowings occurring after the Effective Date) severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Notwithstanding the foregoing, if a Lender (a “Specified Lender”) has not made payment to the Administrative Agent in accordance with the second sentence of this Section 2.07(b) within two Business Days after the Effective Date with respect to Loan(s) occurring on the Effective Date which have been funded on its behalf by the Administrative Agent, JPMCB may, in its sole discretion, by written notice to such Specified Lender and the Borrower elect to have (i) such Loan(s) deemed for all purposes hereof to be Loan(s) made by JPMCB on the Effective Date and (ii) the applicable Commitment(s) of such Specified Lender deemed for all purposes hereof to be Commitment(s) of JPMCB, in each case as of the Effective Date. Upon such election, Schedule 2.01 shall be automatically amended to reflect such change in Commitments and the Specified Lender shall cease to have any rights or duties as a Lender under this Agreement; provided, however, that such Specified Lender shall remain obligated, upon demand of JPMCB or its assignee, to comply with such second sentence (except that the payment required thereby shall be made to JPMCB or such assignee) and, upon making in full such payment the Specified Lender shall be deemed to have reacquired the applicable Loan(s) and Commitment(s) on the terms of the Assignment and Assumption attached hereto as Exhibit A.

SECTION 2.08. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the

Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telecopy/facsimile by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of

Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. Unless previously terminated, the Term A Commitment shall terminate upon the making of the Term A Loans on the Effective Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the ratable account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b) The Borrower hereby unconditionally promises to repay to the Administrative Agent for the ratable account of each Term A Lender on the last day of each March, June, September and December, commencing June 30, 2013, the Term A Loans in an aggregate principal amount equal to (i) 1.25% of the initial aggregate principal amount of the Term A Loans for each calendar quarter ending on or before March 31, 2014, (ii) 1.875% of the initial aggregate principal amount of the Term A Loans for each calendar quarter ending after March 31, 2014 and on or before March 31, 2015, (iii) 3.125% of the initial aggregate principal amount of the Term A Loans for each calendar quarter ending after March 31, 2015 and on or before March 31, 2016 and (iv) 5.00% of the initial aggregate principal amount of the Term A Loans for each calendar quarter ending after March 31, 2016. The Borrower shall pay the entire remaining unpaid principal amount of the Term A Loan on the Term A Maturity Date.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(f) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein (or to such payee and its registered assigns).

(g) If at any time the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Commitments of the Lenders, the Borrower shall immediately prepay the Revolving Loans in the amount of such excess. To the extent that, after the prepayment of all Revolving Loans an excess of the Revolving Credit Exposure over the aggregate Revolving Commitments still exists, the Borrower shall promptly cash collateralize the Letters of Credit in the manner described in Section 2.06(j) in an amount sufficient to eliminate such excess.

SECTION 2.11. Prepayment of Loans. (a) Voluntary Prepayments. (i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with clause (ii) below.

(ii) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (A) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Chicago time, three Business Days before the date of prepayment, (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Chicago time, one Business Day before the date of prepayment or (C) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(c). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Subject to the pro rata application within any Class of Loans, the amount of each voluntary prepayment pursuant to this Section 2.11(a) shall be as directed by the Borrower. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any costs incurred by any Lender in accordance with Section 2.16.

(b) Mandatory Prepayments. (i) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay the Term A Loans. The prepayments required pursuant to this Section 2.11(b) shall be made ratably (relative to the principal amount of Term A Loans held by the Term A Lenders), in each case in an aggregate amount equal to 100% of the amount of such Net Proceeds received; provided that in the case of any such event described in clause (a) or (b) of the definition of “Prepayment Event”, if the Borrower or any Subsidiary applies or commits pursuant to a binding contract to apply the Net Proceeds from such Asset Disposition (or a portion thereof) within twelve months after receipt of such Net Proceeds to acquire, restore, replace, rebuild, develop, maintain or upgrade real property, equipment or other tangible assets useful or to be used in the business of the Borrower and the Subsidiaries (and, in each case, the Borrower has delivered to the Administrative Agent within five Business Days after such Net Proceeds are received a certificate of its Financial Officer stating its intention to do so and certifying that no Default has occurred and is continuing), then, so long as no Default has occurred and is continuing at the time of the giving of such notice and at the time of the proposed reinvestment, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except (x) to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such twelve-month period (or committed pursuant to a binding contract to be applied by the end of the twelve-month period and applied within sixth months after the end of such twelve-month period), or (y) if a Default shall thereafter occur and such Net Proceeds have not yet been so applied or committed to be so applied, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied prior to the expiration of such period or the occurrence of such Default. The Borrower shall provide to the Administrative Agent any such evidence reasonably requested by the Administrative Agent with respect to any commitment of the Borrower or any Subsidiary to apply Net Proceeds in accordance with this Section 2.11(b). Notwithstanding anything contained herein to the contrary, no prepayment shall be required by this Section 2.11(b) at any time the Leverage Ratio (as determined at the end of the most recent fiscal quarter for which financial statements are available) is less than or equal to 2.50:1.00.

(ii) Any prepayment of Term A Loans required by this Section 2.11(b) shall be applied (A) first, pro rata to the next four scheduled repayments of the Term A Loans and (B) second, to the remaining scheduled repayments of such Term A Loans in inverse order of maturity.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the difference between the Revolving Commitment of such Revolving Lender and the Revolving Credit Exposure (excluding Swingline Exposure) of such Revolving Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) [Intentionally Omitted]

(d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon the final maturity thereof and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g) For the purposes hereof, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360

SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, the payment of Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.17, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Credit Party is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) In the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) In the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the

Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay an amount to an indemnifying party pursuant to this paragraph (g) to the extent such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

(i) Issuing Bank. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Chicago time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 South

Dearborn Street, Chicago, IL 60603, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term A Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term A Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term A Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders without recourse or warranty from the other Lenders except as contemplated by Section 9.04 in respect of assignments to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term A Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) To effectuate any payment due under this Agreement or the other Credit Documents, the Borrower hereby authorizes the Administrative Agent to initiate debit entries to its Account Number 789721115 at the Administrative Agent and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Administrative Agent has received written notification of its termination in such time and in such manner as to afford the Administrative Agent a reasonable opportunity to act on it. The Borrower represents that the Borrower is and will be the owner of all funds in such account. The Borrower acknowledges: (1) that such debit entries may cause an overdraft of such account which may result in the Administrative Agent’s refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Administrative Agent is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the Commitments, LC Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender directly affected thereby;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolver Percentages but only if and to the extent that (A) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s

Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments, (B) no Default has occurred and is continuing at the time of such proposed reallocation and (C) such reallocation does not cause the Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolver Percentages; or

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.20(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Revolver Percentage.

SECTION 2.21. Incremental Facilities.

(a) The Borrower may at any time or from time to time after the Effective Date, by notice to the Administrative Agent, request (i) one or more additional term loans (the “Incremental Term Loans”) or (ii) one or more increases in the amount of the existing Revolving Commitments on the same terms as the existing Revolving Commitments (each such increase, an “Incremental Revolving Commitment” and, together with the Incremental Term Loans, the “Incremental Facilities”); provided that (x) both at the time of any such request and upon the effectiveness of any Incremental Amendment (as defined below), no Default shall exist and (y) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.11 and 6.12 (determined as of the most recently ended fiscal quarter for which financial statements are available). Each Incremental Term Loan or Incremental Revolving Commitment, as applicable, shall be in an aggregate principal amount that is not less than $10,000,000 (or such lesser amount which shall be reasonably approved by the Administrative Agent or that shall constitute the remaining available amount of Incremental Facilities permitted to be established pursuant to the next sentence). Notwithstanding anything to the contrary herein, the sum of the aggregate initial principal amount of all Incremental Term Loans and the aggregate initial amount of all Incremental Revolving Commitments shall not exceed $200,000,000.

(b) The Incremental Facilities shall rank pari passu in right of payment and of security with the Revolving Loans and the Term A Loans. The Incremental Term Loans (i) shall not mature earlier than the Term A Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term A Loans (except by virtue of amortization of or prepayment of the Term A Loans and prepayments of scheduled amortization prior to such date of determination), and (ii) except as set forth above and below, shall be treated substantially the same as the Term A Loans (including with respect to mandatory and voluntary prepayments); provided that (x) the interest rates and amortization schedule (subject to clause (i) above) applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof and (y) to the extent such terms applicable to the Incremental Term Loans are not consistent with the then existing Term A Loans (except as permitted by the immediately preceding clause (x)), such terms shall be reasonably satisfactory to the Administrative Agent.

(c) Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Incremental Term Loans may be made, and Incremental Revolving Commitments may be provided, by any existing Lender or by any other bank or other financial institution as determined by the Borrower (any such other bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent, the Issuing Lender and the Swingline Lender shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Commitment if such consent would be required under Section 9.04(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender.

(d) Commitments in respect of Incremental Term Loans and Incremental Revolving Commitments shall become Commitments (or in the case of an Incremental Revolving Commitment to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, the Administrative Agent and each other applicable Credit Party. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The making of any loans pursuant to any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Commitments for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments unless it so agrees in its sole discretion.

(e) Upon each increase in the Revolving Commitments pursuant to this Section, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each an “Incremental Revolving Commitment Lender”) in respect of such increase, and each such Incremental Revolving Commitment Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s LC Exposure and Swingline Exposure such that, after giving effect to each such deemed assignment and assumption, all Revolving Credit Exposure hereunder is held ratably by the Revolving Lenders in proportion to their respective Revolving Commitments and (ii) if on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Commitment be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) This Section 2.21 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case (other than in the case of clauses (a) and (b) with respect to the Credit Parties), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions are within the organizational powers of each Credit Party and have been duly authorized by all necessary organizational and, if required, actions by equity holders. Each Credit Document has been duly executed and delivered by the applicable Credit Parties and constitutes a legal, valid and binding obligation of the applicable Credit Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (other than Liens created by the Credit Documents) on any asset of the Borrower or any of its Subsidiaries, except in the cases of clauses (a), (b) and (c), where the failure to so obtain or such violation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31,

2011, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2012, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2011, (i) for purposes of this representation and warranty as of the Effective Date, there has occurred no Combined Company Material Adverse Effect and (ii) for purposes of this representation and warranty as to any subsequent time, there has occurred no material adverse change in the business, operations, property or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole (it being understood that the loss or potential loss of revenues associated with the acquisition of Healthspring, Inc. by Cigna Corporation shall not itself be deemed such a material adverse change).

SECTION 3.05. Ownership of Properties; Liens. The Borrower and each Subsidiary is the sole owner or has other rights in all of its properties and assets, real and personal, moveable and immoveable, tangible and intangible, of any nature whatsoever except where the failure to be the sole owner or have such other rights, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, free and clear of all Liens, charges and claims (excluding infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Liens permitted hereby and minor defects in title that do not interfere with their ability to conduct their business as currently conducted or to utilize such properties and assets for their intended purposes. As of the Effective Date, none of the real property owned by the Borrower or any Subsidiary is leased to any other Person (other than to other Credit Parties).

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders in connection with the negotiation of this Agreement or delivered hereunder (other than forward looking statements (including the Projections (as defined below) and information of a general economic or general industry nature), taken as a whole in combination with all other written information so delivered on or prior to any date of determination and all information in the Borrower’s public filings with the Securities and Exchange Commission made at or prior to the time the relevant information is furnished, when furnished, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information (the “Projections”), the Borrower represents only that such information was prepared in good faith based upon assumptions reasonably believed to be reasonable at the time made and at the time such Projections were made available to the Administrative Agent or the Lenders (it being understood that any such Projections are subject to significant uncertainties and contingencies, may of which are beyond the Borrower’s control, and that no assurance can be given that such Projections will be realized and that actual results may differ from such Projections and that such differences may be material).

SECTION 3.12. Solvency. After giving effect to (a) the Loans made on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Merger and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries, taken as a whole, are Solvent.

SECTION 3.13. Intellectual Property. The Borrower and each of its Subsidiaries owns or licenses all Intellectual Property related to the operation of its businesses other than as cannot reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, (a) the conduct and operations of the businesses of each Credit Party does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Credit Documents and the transactions contemplated therein and would not, in the aggregate, have a Material Adverse Effect. In addition, (x) as of the date hereof, there are no pending (or, to the knowledge of any Credit Party, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes affecting any Credit Party with respect to, (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority, no settlement agreement or similar contractual obligation has been entered into by any Credit Party, with respect to and (z) no Credit Party knows or has any reason to know of any valid basis for any claim based on, any such infringement, misappropriation, dilution, violation or impairment or contest, other than, in each case, as cannot reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 3.14. Schedule 3.14 correctly sets forth, as of the Effective Date, (a) the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of its Subsidiaries and also identifies the direct owner thereof, and (b) the jurisdiction of organization of each such Subsidiary. Schedule 3.14 correctly identifies those Subsidiaries which constitute Subsidiary Guarantors as of the Effective Date.

SECTION 3.15. Federal Reserve Regulations. As of the date hereof, Margin Stock constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the making of any Loan hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Transactions, will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X of the Board.

SECTION 3.16. OFAC. No Credit Party (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 3.17. Patriot Act. Each Credit Party is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (the “PATRIOT Act”). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.18. Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral described therein to the extent a security interest therein can be created pursuant to Article 9 of the UCC as in effect in the State of New York or the PPSA, and the Collateral Agent, for the benefit of the Secured Creditors, will have, upon its taking all actions required of it under the UCC or the PPSA, as applicable, a fully perfected security interest in all right, title and interest in all of the Collateral described therein (to the extent that such security interest can be perfected by filing a financing statement under the UCC or the PPSA, as applicable, or, to the extent required by the Security Agreement, by taking possession of (or taking certain other actions with respect to) the respective Collateral), subject only to Liens permitted by Section 6.02. In addition, the recordation of (a) the Grant of Security Interest in Patents and (b) the Grant of Security Interest in Trademarks in the respective forms attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with UCC filings made pursuant to the Security Agreement, will perfect, to the extent such security interest may be perfected by such filings and recordation, the security interest in the United States trademarks and patents created by the Security Agreement, and the recordation of the Grant of Security Interest in Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with UCC filings made pursuant to the Security Agreement, will perfect, to the extent such security interest may be perfected by such filings and recordation, the security interest in the United States copyrights created by the Security Agreement.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. This Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party thereto an executed counterpart of (i) this Agreement, (ii) the Parent Guaranty, (iii) the Subsidiary Guaranty and (iv) the Security Agreement.

(b) The Administrative Agent (or its counsel) shall have received a Note for each Lender requesting a Note executed by the Borrower in favor of such Lender.

(c) The Administrative Agent (or its counsel) shall have received all stock (or unit) certificates evidencing all Equity Interests to be pledged pursuant to the Security Agreement, accompanied by stock (or unit) powers executed in blank.

(d) The Administrative Agent (or its counsel) shall have received such UCC-1 or PPSA financing statements in appropriate form for filing under the UCC or the PPSA, as applicable, as the Administrative Agent shall have requested to perfect its security interest in the Collateral.

(e) The Administrative Agent (or its counsel) shall have received copies of UCC, PPSA, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in the jurisdictions in which any Credit Party is organized, its chief executive office is located or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted pursuant to Section 6.02 or Liens to be terminated on or prior to the Effective Date).

(f) The Administrative Agent (or its counsel) shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) from (i) Sidley Austin LLP, special U.S. counsel for the Credit Parties, (ii) in-house counsel for the Credit Parties, (iii) Lackowicz & Hoffman, special Canadian counsel for the Borrower, (iv) Fulbright & Jaworski, L.L.P., special Texas counsel for SXC US, and (v) special Nevada counsel for Catalyst Rx, in each case, covering such matters relating to the Credit Parties, this Agreement or the Transactions as are customary for senior secured credit facilities in transactions of this kind. The Borrower hereby requests such counsel to deliver such opinions.

(g) The Administrative Agent (or its counsel) shall have received such documents and certificates as are customary for senior secured credit facilities in transactions of this kind relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(h) The Administrative Agent (or its counsel) shall have received a solvency certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, certifying that the Borrower and its Subsidiaries, taken as a whole, after giving effect to (i) the Loans made on the Effective Date, (ii) the disbursement of the proceeds of such Loans, (iii) the consummation of the Merger and (iv) the payment and accrual of all transaction costs in connection with the foregoing, are Solvent.

(i) The Administrative Agent (or its counsel) shall have received a certified copy of the Merger Agreement (including all schedules, exhibits, annexes, amendments, supplements, modifications, and all other material documents delivered pursuant thereto or in connection therewith) and certification by a responsible officer of the Borrower that such documents are in full force and effect as of the Effective Date. All conditions precedent under the Merger Agreement to the Borrower’s obligation to consummate the Merger, as may be waived or modified as permitted below, shall have been satisfied (other than the funding of the Loans on the Effective Date and with respect to the accuracy of Target’s representations and warranties). The Merger Agreement Representations shall be accurate as of the Effective Date, but only to the extent that the Borrower has the right under the Merger Agreement not to consummate the Merger as a result of such representations in the Merger Agreement being inaccurate. No provision of the Merger Agreement shall have been waived by the Borrower (other than with respect to the accuracy of Target’s representations and warranties) amended or otherwise modified in a manner materially adverse to the interests of J.P. Morgan Securities LLC, the Administrative Agent or the Lenders, unless such waiver, amendment or modification shall have been consented to by the Administrative Agent (it being understood and agreed that each of the following shall be deemed to be not materially adverse to the interests of J.P. Morgan Securities LLC, the Administrative Agent and the Lenders: (i) any increase in the aggregate consideration for the Merger funded solely with common equity; and (ii) a decrease of up to 10% of the aggregate consideration for the Merger). The Merger shall be consummated substantially contemporaneously with the initial extension of credit hereunder.

(j) As of the Effective Date, (i) the Specified Representations are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”), (ii) no Default or Event of Default under clause (h) or (i) of Section 7.01 has occurred and is continuing, (iii) since December 31, 2011 there has not occurred a Combined Company Material Adverse Effect and (iv) the Administrative Agent shall have received a certificate to such effect and that the conditions set forth in (A) the second, third, fourth and fifth sentences of Section 4.01(i) and (B) Section 4.01(l) have been satisfied, dated the Effective Date and signed by a responsible officer of the Borrower.

(k) The Administrative Agent shall have received with respect to the Borrower and its Subsidiaries (including Target and its Subsidiaries) (i) the pro forma unaudited consolidated balance sheet for the most recent fiscal quarter ended for which such financial statements are available (the “Reference Balance Sheet”), (ii) the pro forma unaudited consolidated income statement for (A) the most recent fiscal year ended for which such financial statements are available, (B) the portion of the fiscal year ended on the date of the Reference Balance Sheet and (C) the four fiscal quarter period ending on the date of the Reference Balance Sheet, in each case, after giving effect to the Merger and the financing contemplated hereunder and (iii) for each of the periods referenced in clause (ii) above, a calculation of such components of the Leverage Ratio as the Administrative Agent may reasonably request, in each case, after giving effect to the Merger and the financing contemplated hereunder, each certified by a Financial Officer of the Borrower.

(l) The Borrower shall have received (and there shall remain in effect) a corporate credit rating from S&P and from Moody’s.

(m) All obligations (other than those expressly stated to survive in accordance with their terms) under (i) the Credit Agreement, dated as of December 16, 2011, between the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the existing credit facility of Target with SunTrust Bank, as administrative agent, shall have been (or shall substantially contemporaneously be) repaid in full and the commitments thereunder shall have been terminated and such agreements and all related liens or security interests shall be terminated or released substantially concurrently with the initial funding of the Loans on the Effective Date (and the Administrative Agent (or its counsel) shall have received such UCC-3 termination statements, mortgage releases and all other releases and similar documents as the Administrative Agent may request with respect to any liens or security interests securing such obligations).

(n) If requested at least 10 days prior to the Effective Date, the Administrative Agent and the Lenders shall have received, at least 5 days prior to the Effective Date, all documentation and other information reasonably requested by them and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(o) The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Effective Date.

Notwithstanding anything contained herein to the contrary, it is understood and agreed that the only Collateral, the providing of which shall be a condition to the effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder on the Effective Date, shall be the grant and perfection of security interests (i) in assets with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC or the PPSA and (ii) in Equity Interests of Subsidiaries of the Borrower with respect to which a Lien may be perfected by the delivery of a certificate representing such Equity Interests; provided that the foregoing shall not relieve the Borrower or its Subsidiaries from the obligation to provide any Collateral (including the grant or perfection of any security interest) that is not or cannot be provided on the Effective Date after the Effective Date pursuant to arrangements to be mutually agreed, which shall in any event require the providing of such Collateral within 30 days (or such longer period to which the Administrative Agent may agree) after the Effective Date).

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to January 17, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, in each case, after the Effective Date (for the sake of clarity, this Section 4.02 shall not apply to the initial advances to be made on the Effective Date) is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Credit Parties set forth in the Credit Documents shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the date of such Borrowing, or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, or to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit after the Effective Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower in the form of Exhibit C (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11 and 6.12 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) within 45 days after the commencement of each fiscal year of the Borrower and its Subsidiaries (commencing with the fiscal year ending December 31, 2012), annual projections of the Borrower and its Subsidiaries for such fiscal years and remaining fiscal years to and including 2017 in form reasonably satisfactory to the Administrative Agent;

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(g) promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (ii) such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti-Money Laundering rules and regulations (including, without limitation, the PATRIOT Act), as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to clauses (a) and (b) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Lender written notice of the following within five (5) days after a Financial Officer or the chief executive officer obtains knowledge thereof:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except in each case (other than with respect to legal existence) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit (a) any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or (b) any conversion of a Subsidiary which is either a Delaware or non-Delaware entity into a Delaware corporation, Delaware limited partnership or Delaware limited liability company or any other conversion of the entity form of a Subsidiary reasonably satisfactory to the Administrative Agent so long as, in either case, the continuing/converted entity shall, if a Subsidiary Guarantor, reaffirm its obligations under the Credit Documents in a document reasonably satisfactory in form and substance to the Administrative Agent and comply with any applicable related requirements of the Collateral Documents.

SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that (i) unless (x) a Default shall have occurred and be continuing or (y) the Administrative Agent reasonably believes that an event has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, only one such visit or inspection shall be permitted in any period of twelve consecutive months, (ii) except with respect to the Administrative Agent, no Credit Party shall be required to pay or reimburse any costs or expenses incurred by any Lender in connection with any such visit or inspection and (iii) nothing in this Section 5.06 shall require the Borrower or any of its Subsidiaries to take any action that would violate a confidentiality agreement entered into in good faith on customary market terms or waive any attorney-client or similar privilege.

SECTION 5.07. Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and (b) all material contractual obligations, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08. Use of Proceeds. The proceeds of the Loans made on the Effective Date will be used to (i) refinance certain existing Indebtedness of the Borrower and Target, (ii) pay a portion of the cash consideration for the Merger and (iii) pay related fees and expenses. The proceeds of the Loans made after the Effective Date will be used only for general corporate purposes of the Borrower and its Subsidiaries, including the funding of acquisitions permitted hereby and the payment of related fees and expenses. No part of the proceeds of any Loan will be used, whether directly or indirectly, (a) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (b) to purchase or carry Margin Stock that would have the effect of causing 25% or more of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder to be comprised of Margin Stock, other than in connection with a Permitted Acquisition prior to which the Borrower shall have delivered to the Administrative Agent a signed FR Form U-1.

SECTION 5.09. Additional Guarantors and Collateral. (a) Effective upon any Subsidiary which is not a Material Subsidiary on the date hereof (either because it is not a

Subsidiary on the date hereof or because it does not on the date hereof meet the criteria for a Material Subsidiary) becoming a Material Subsidiary, the Borrower within twenty (20) days (or such greater time period to which the Administrative Agent may agree) shall cause such Subsidiary to (i) execute and deliver to the Administrative Agent a guaranty substantially similar to the Subsidiary Guaranty or a joinder to the Subsidiary Guaranty, (ii) pledge to the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors a first priority (subject to Liens permitted by Section 6.02) security interest in all personal property owned by such Subsidiary pursuant to a security and/or pledge agreement substantially similar to the Security Agreement and/or the Pledge Agreement (or pursuant to a joinder agreement to the Security Agreement and/or the Pledge Agreement in form reasonably satisfactory to the Administrative Agent) or, if applicable and requested by the Administrative Agent, a foreign law security or pledge agreement in form reasonably satisfactory to the Administrative Agent and (iii) execute and deliver such other documentation (including related certificates and opinions) reasonably acceptable to the Administrative Agent. The Borrower shall promptly notify the Administrative Agent at any time at which the Borrower acquires any Subsidiary which is a Material Subsidiary or any existing Subsidiary becomes a Material Subsidiary. Notwithstanding anything in this Section 5.09(a) to the contrary, the Borrower shall not be required by this Section 5.09(a) to (x) cause any Subsidiary which is not a Domestic Subsidiary to enter into a guaranty or joinder to guaranty as contemplated above or (y) pledge, or cause a Subsidiary to pledge, to the Administrative Agent or the Collateral Agent the Equity Interests of a Subsidiary which is not a Domestic Subsidiary described in the preceding clause (x) if and to the extent that such guaranty or pledge would, in either case, be prohibited by law or would result in material and adverse tax consequences to the Borrower or its Subsidiaries.

(b) If at any time, the existing Subsidiary Guarantors collectively account for less than 85% of the consolidated tangible assets of the Borrower and its Subsidiaries (determined as of the most recent fiscal quarter end for which financial statements are available) or for less than 85% of the consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, then the Borrower shall cause one or more Subsidiaries which are not Subsidiary Guarantors to promptly (and, in any event, within ten (10) Business Days (or such longer period to which the Administrative Agent may agree) (i) execute and deliver to the Administrative Agent a guaranty substantially similar to the Subsidiary Guaranty or a joinder to the Subsidiary Guaranty together with a written designation of the applicable Subsidiary as a Material Subsidiary, (ii) pledge to the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors a first priority (subject to Liens permitted by Section 6.02) security interest in all personal property owned by such Subsidiary pursuant to a security and/or pledge agreement substantially similar to the Security Agreement and/or the Pledge Agreement (or pursuant to a joinder agreement to the Security Agreement and/or the Pledge Agreement in form reasonably satisfactory to the Administrative Agent) or, if applicable and requested by the Administrative Agent, a foreign law security or pledge agreement in form reasonably satisfactory to the Administrative Agent and (iii) execute and deliver such other documentation (including related certificates and opinions) reasonably acceptable to the Administrative Agent, so that all of the Subsidiary Guarantors (including any entities which become Subsidiary Guarantors pursuant to this Section) collectively account for at least 85% of the consolidated tangible assets of the Borrower and its Subsidiaries (determined as of the most recent fiscal quarter end for which financial statements are available) and 85% of the consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available.

SECTION 5.10. Further Assurances; etc. (a) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent or the Collateral Agent from time to time such schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Collateral Documents as the Administrative Agent or the Collateral Agent may reasonably require to assure the creation and continuation of perfected security interests in the Collateral and as are generally consistent with the terms of this Agreement and the Collateral Documents. Furthermore, the Borrower will, and will cause its Subsidiaries to, deliver to the Administrative Agent or the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure compliance with this Section 5.10.

(b) The Borrower agrees that each action required by clause (a) of this Section 5.10 shall be completed as soon as reasonably practical, but in no event later than 30 days (or such greater number of days as the Collateral Agent may agree) after such action is requested to be taken by the Collateral Agent, the Administrative Agent or the Required Lenders.

SECTION 5.11. LuxCo. (a) At least 5 Business Days (or such shorter period to which the Administrative Agent may agree) prior to the contribution of the promissory note to LuxCo as described in clause (a)(ii) of the definition of LuxCo Transaction, the Borrower shall cause LuxCo to (i) execute and deliver to the Administrative Agent a guaranty substantially similar to the Subsidiary Guaranty or a joinder to the Subsidiary Guaranty, (ii) pledge to the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors a first priority (subject to Liens permitted by Section 6.02) security interest in all personal property owned by such Subsidiary pursuant to a security and/or pledge agreement substantially similar to the Security Agreement and/or the Pledge Agreement (or pursuant to a joinder agreement to the Security Agreement and/or the Pledge Agreement in form reasonably satisfactory to the Administrative Agent) or, if applicable and requested by the Administrative Agent, a foreign law security or pledge agreement in form reasonably satisfactory to the Administrative Agent and (iii) execute and deliver such other documentation (including related certificates and opinions) reasonably acceptable to the Administrative Agent.

(b) The Borrower shall cause LuxCo to promptly (and, in any event within 30 days (or such longer period to which the Administrative Agent may agree) after receipt thereof) remit to the Borrower the proceeds of any payments received by LuxCo on intercompany notes held by it in connection with any LuxCo Transaction, net of such amounts as the Borrower may in good faith determine are required to meet LuxCo’s obligations for taxes and administrative expenses.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder and under the other Credit Documents;

(b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c) Indebtedness (i) of any Credit Party to any other Credit Party, (ii) of any Credit Party to any non-Credit Party Subsidiary so long as such Indebtedness is subordinated to the obligations of such Credit Party under the Credit Documents on terms reasonably satisfactory to the Administrative Agent, (iii) of any non-Credit Party Subsidiary to any other non-Credit Party Subsidiary, (iv) to the extent constituting Indebtedness, payment, purchase and repurchase obligations of the issuer of preferred shares or another Subsidiary relative to such shares issued in a Permitted Share Sale Transaction and (v) arising pursuant to any LuxCo Transaction;

(d) Guarantees (i) by any Credit Party of Indebtedness of any other Credit Party, (ii) by any non-Credit Party Subsidiary of Indebtedness of the Borrower or any other Subsidiary and (iii) described in clause (iv) of the definition of Permitted Share Sale Transactions;

(e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;

(f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $50,000,000 at any time outstanding;

(g) Indebtedness of the Borrower or any of its Subsidiaries under Swap Agreements permitted by Section 6.05;

(h) Indebtedness of the Borrower or any of its Subsidiaries in respect of worker’s compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(i) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn by the Borrower or such Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid;

(j) Indebtedness in the form of earn-outs, indemnification, incentive, non-compete, consulting or other similar arrangements and other contingent obligations in respect of Permitted Acquisitions so long as after giving effect to the incurrence of such Indebtedness (both before or after any liability associated therewith becomes fixed), the Borrower was in pro forma compliance with the Leverage Ratio as of the most recently ended fiscal quarter for which financial statements are available; and

(k) other unsecured and secured (subject to Section 6.02) Indebtedness in an aggregate principal amount at any time outstanding not to exceed an amount such that after giving effect to the incurrence of such Indebtedness the Borrower would not be in pro forma compliance with the Leverage Ratio as of the most recently ended fiscal quarter for which financial statements are available; provided that the aggregate principal amount of Indebtedness of the Borrower’s Subsidiaries permitted by this clause (k) shall not exceed $75,000,000 at any time outstanding.

SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to the Credit Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a

Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets owned by the Borrower or any Subsidiary of the Borrower that existed prior to such acquisition or such Person becoming a Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

(f) Liens in favor of banking or other financial institutions arising as a matter of law encumbering deposits or other funds maintained with such financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry (and not securing any Indebtedness for borrowed money);

(g) Liens, if any, comprised of repurchase rights or obligations relative to preferred shares of Wholly-Owned Subsidiaries arising pursuant to Permitted Share Sale Transactions;

(h) the transfer of the promissory note or notes and related guaranties in connection with any LuxCo Transaction by the Borrower to LuxCo; and

(i) other Liens securing Indebtedness at no time exceeding $35,000,000 in aggregate outstanding principal amount.

SECTION 6.03. Fundamental Changes. (a) Except pursuant to the Merger, the Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower (and the Borrower may merge with any Subsidiary) in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary (or any Subsidiary may merge into any Person) in a transaction in which the surviving entity is a Subsidiary (and, if either party to the merger is a Subsidiary Guarantor, then the surviving entity shall also be a Subsidiary Guarantor), (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any Person may merge into any Subsidiary (or any Subsidiary may merge into any Person) in order to effect an Asset Disposition permitted by clause (b) below; provided that any such merger involving a Person that is not a Wholly- Owned Subsidiary of the Borrower immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b) The Borrower will not, nor will it permit any Subsidiary to, make any Asset Disposition except for (i) Asset Dispositions among the Credit Parties or among Subsidiaries which are not Credit Parties, (ii) Asset Dispositions by Subsidiaries which are not Credit Parties to Credit Parties, (iii) Asset Dispositions expressly permitted by Sections 6.04, 6.06 or 6.07, (iv) the sale of defaulted receivables in the ordinary course of business, (v) the abandonment, cancellation or disposition in the ordinary course of business of any intellectual property not used in its business, (vi) the cross-licensing or licensing of intellectual property in the ordinary course of business and (vii) other Asset Dispositions of property that, together with all other property of the Borrower and its Subsidiaries previously leased, sold or disposed of in Asset Dispositions made pursuant to Section 6.03(b)(iv) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Borrower and its Subsidiaries.

(c) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary of the Borrower prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except the following (it being understood that any of the foregoing which the Borrower or a Subsidiary is permitted hereby to acquire may be held by it):

(a) Permitted Investments;

(b) investments by the Borrower or a Subsidiary existing on the date hereof in the capital stock of its Subsidiaries;

(c) investments (i) by any Credit Party in any other Credit Party and (ii) by any non-Credit Party Subsidiary in any other non-Credit Party Subsidiary;

(d) loans or advances made by the Borrower or any Subsidiary and giving rise to Indebtedness permitted by Section 6.01(c) and the purchase, holding and acquiring of such Indebtedness;

(e) Guarantees constituting Indebtedness permitted by Section 6.01 and the purchase, holding and acquiring of any Guarantee described in the definition of LuxCo Transaction;

(f) to the extent not otherwise permitted by Section 6.04(e), Guarantees (i) by any Credit Party of obligations of any other Credit Party or (ii) by any non-Credit Party Subsidiary of obligations of the Borrower or any other Subsidiary;

(g) Guarantees by Credit Parties of lease and other commercial obligations of non-Credit Party Subsidiaries (not, in any event, constituting Indebtedness) in an amount at no time exceeding $40,000,000 in the aggregate;

(h) the Merger;

(i) the purchase, holdings and acquiring of Indebtedness or securities or investments, loans, advances or Guarantees made by the Borrower or any Subsidiary to, of, in or in favor of any Wholly-Owned Subsidiary pursuant to any Permitted Share Sale Transaction;

(j) Permitted Acquisitions and Equity Interests acquired in Permitted Acquisitions;

(k) loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses; provided, however, that the aggregate amount of all such loans and advances does not exceed $1,000,000 at any time;

(l) (i) extensions of trade credit in the ordinary course of business and (ii) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(m) investments (including debt obligations) received in the ordinary course of business by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business;

(n) investments of any Person in existence at the time such Person becomes a Subsidiary in connection with a Permitted Acquisition; provided that such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;

(o) investments resulting from pledges and deposits referred to in clauses (c) and (d) of the definition of Permitted Encumbrances;

(p) investments pursuant to any LuxCo Transaction;

(q) investments existing on the date hereof and set forth in Schedule 6.04; and

(r) other investments, loans, advances or Guarantees so long as the sum of the aggregate amount of all such investments made during the term of this Agreement plus the aggregate outstanding principal amount of all such loans, advances and Guarantees at no time exceeds $10,000,000.

SECTION 6.05. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (including but not limited to risks of fluctuation in foreign exchange rates) to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare, pay or make, or agree to declare, pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends and make other distributions, in each case ratably with respect to their Equity Interests, (c) so long as no Default shall exist either immediately before or immediately after giving effect to such Restricted Payment, the Borrower may make other Restricted Payments (i) if immediately after giving effect to such Restricted Payment, the Leverage Ratio (calculated based on EBITDA for the most recently ended period of four fiscal quarters of the Borrower for which financial statements are available (the “Reference EBITDA”)) is less than 2.00:1.00, in unlimited amounts, or (ii) if immediately after giving effect to such Restricted Payment, the Leverage Ratio (calculated based on the Reference EBITDA) is greater than or equal to 2.00:1.00, in amounts which, when added to all other Restricted Payments made by the Borrower pursuant to this clause (c) during the one year period ending on the date of such Restricted Payment, do not exceed $25,000,000, (d) the Borrower and its Subsidiaries may make Restricted Payments to the Borrower or a Wholly-Owned Subsidiary in connection with any Permitted Share Sale Transaction, (e) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management and employees of the Borrower and its Subsidiaries and (f) so long as no Default shall exist either immediately before or immediately after giving effect to such Restricted Payment, the Borrower or any Subsidiary may make Restricted Payment to, directly or indirectly, purchase its Equity Interests from present or former officers, directors, agents or employees (or their estates, family members or former spouses) of Borrower or any Subsidiary upon the death, disability, retirement or termination of the applicable officer, director, agent or employee, provided that the aggregate amount of payments pursuant to this clause (f) in any fiscal year shall not exceed $5,000,000.

SECTION 6.07. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Credit Parties or between or among non-Credit Party Subsidiaries, (c) transactions between or among the Credit Parties and non-Credit Party Subsidiaries pursuant to any Permitted Share Sale Transaction, (d) any Restricted Payment permitted by Section 6.06 and (e) any LuxCo Transaction.

SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by any Credit Document, any Permitted Share Sale Document or any LuxCo Transaction Document, (ii) restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) solely with respect to clause (a) above, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) customary restrictions and conditions on leases, subleases, licenses or asset sale agreements or other agreements related to dispositions of property otherwise permitted hereby so long as such restrictions relate to the assets subject thereto, (vi) customary provisions restricting assignment of leases and any other agreement entered into in the ordinary course of business, (vii) any restrictions imposed by agreements relating to Indebtedness or any other agreements binding any Person which becomes a Subsidiary or merges into Borrower or any Subsidiary of Borrower after the date of this Agreement, provided that such agreement was in existence on the date such Person became a Subsidiary of, or merged into, Borrower or a Subsidiary of Borrower, and was not entered into in contemplation of such Person becoming a Subsidiary or of such merger, (viii) any restrictions contained in any agreements to which any Subsidiary that is not a wholly-owned Subsidiary is a party so long as such restrictions apply solely to such Subsidiary or any of its Subsidiaries, (ix) customary restrictions regarding licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property); and (x) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and not creating or relating to Indebtedness.

SECTION 6.09. Other Indebtedness and Payments. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any single Indebtedness that constitutes a Material Indebtedness or collective Indebtedness that constitutes Material Indebtedness or any subordinated Indebtedness prior to the date when due (other than its obligations hereunder) while a Default has occurred and is continuing or in violation of any relevant term of subordination; provided that the foregoing shall not restrict repayments of Indebtedness pursuant to any LuxCo Transaction or owing to the Borrower or any Subsidiary Guarantor which is not a Foreign Credit Party.

SECTION 6.10. Sale and Leaseback Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any Sale and Leaseback Transaction.

SECTION 6.11. Maximum Leverage Ratio. The Borrower will cause the Leverage Ratio at all times during the fiscal quarters of the Borrower set forth below to be less than or equal to the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Ratio

September 30, 2012	3.75:1.00

December 31, 2012	3.50:1.00

March 31, 2013	3.50:1.00

June 30, 2013	3.50:1.00

September 30, 2013	3.50:1.00

December 31, 2013	3.25:1.00

March 31, 2014	3.25:1.00

June 30, 2014	3.25:1.00

September 30, 2014	3.25:1.00

December 31, 2014, and thereafter	3.00:1.00

SECTION 6.12. Minimum Interest Coverage Ratio. The Borrower will cause the Interest Coverage Ratio as of the end of each fiscal quarter of the Borrower to be greater than or equal to 4.00:1.00.

SECTION 6.13. LuxCo. The Borrower shall (a) not permit LuxCo to own any assets, engage in any business activity or have any liabilities other than (i) assets, activities and liabilities in connection with any LuxCo Transaction and (ii) activities incidental to the maintenance of its corporate existence and, in any event, shall not permit LuxCo to incur any Indebtedness except in connection with any LuxCo Transaction and (b) cause LuxCo to at all times after its formation be a direct Wholly-Owned Subsidiary.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement or fail to deposit any cash collateral amount due pursuant to Section 2.06(j) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Credit Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect (or in any respect if such representation or warranty is qualified by “material” or “Material Adverse Effect”) when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08 or 5.09 or in Article VI;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f) the Borrower or any Subsidiary shall fail after expiry of any applicable grace period to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure has not been cured or waived;

(g) any event or condition which has not been cured or waived occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or as the result of a voluntary unwind of a Swap Agreement or any transaction thereunder;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control shall occur; or

(n) (i) any Credit Document shall fail to remain in full force or effect (other than in accordance with its terms) as against the Borrower or any other Credit Party, or shall fail to give the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors, a valid and perfected Lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral), on and security interest in any material portion of the Collateral purported to be covered thereby (except to the extent resulting from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC or PPSA continuation statements), or any action shall be taken by the Borrower or any other Credit Party to discontinue or to assert the invalidity or unenforceability of any Credit Document as against the Borrower or any other Credit Party or the Borrower or any other Credit Party shall deny that it has any further liability under any Credit Document to which it is a party, or shall give notice to such effect, unless such liability has terminated in accordance with the terms of such Credit Document, or (ii) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Collateral Document, the Parent Guaranty or the Subsidiary Guaranty and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Collateral Document, the Parent Guaranty or the Subsidiary Guaranty, as applicable;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Application of Proceeds. After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any proceeds of Collateral or from payment pursuant to the Parent Guaranty, the Subsidiary Guaranty received by the Administrative Agent in respect of the Secured Obligations (as defined in the Security Agreement) pursuant to the Credit Documents shall be applied, in each case ratably within the applicable priority level, first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent, the Collateral Agent or the Issuing Bank from the Borrower or any Subsidiary Guarantor, second, to pay any fees, indemnities or expense reimbursements (other than in respect of Swap Agreements or Banking Service Obligations (as defined in the Security Agreement)) then due to the Lenders from the Borrower or any Subsidiary Guarantor, third, to pay interest then due and payable on the Loans, fourth, to pay principal on the Loans and unreimbursed LC Disbursements and any due and owing obligations with respect to Swap Agreements or Banking Services Obligations (as defined in the Security Agreement), fifth, to the payment of any other Secured Obligation (as defined in the Security Agreement), and sixth, the balance, if any, after all of the obligations under all Credit Documents have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

No Lender identified in this Agreement as a “Co-Documentation Agent” or a “Co-Syndication Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in the preceding paragraph.

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto. All provisions of this Article VIII relating to the Administrative Agent (and all indemnities of the Administrative Agent by the Borrower pursuant hereto) shall be equally applicable to the Collateral Agent mutatis mutandis.

Without limiting the foregoing, if any Collateral or any Subsidiary is sold in a transaction permitted hereunder (other than to the Borrower or to a Subsidiary thereof), (a) such Collateral shall be sold free and clear of the Liens created by the Collateral Documents and (b) in the case of the sale of all of the Equity Interests of a Subsidiary Guarantor, such Subsidiary Guarantor and its subsidiaries shall be released from the Subsidiary Guaranty and the Collateral Documents to which it is a party and, in each case, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532, Attention: Jeffrey Park, Chief Financial Officer, Tel: (630) 577-3206, Fax: (630) 328-2190 and

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Nicole Gilmore (Telecopy No. (312) 385-7101);

(iii) if to the Issuing Bank, to it at 200 Bay Street, Floor 18, Toronto, ON, M5J 2J2, Canada, Attention of Jennifer McLaughlin (Telecopy No. (416) 981-2375);

(iv) if to the Swingline Lender, to it at 10 South Dearborn, Floor 7, Chicago, Illinois 60603, Attention of Nicole Gilmore (Telecopy No. (312) 385-7101); and

(v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 2.21 with respect to increases in the total Commitments, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(a), (b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release all or substantially all of the Collateral or release all or substantially all of the value of the Subsidiary Guaranty and Parent Guaranty, without the written consent of each Lender; provided further that no such agreement shall (i) amend, modify or waive Section 2.20 without the prior written consent of the Administrative Agent, the Issuing Bank and the Swingline Lender or (ii) amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and any fee letter entered into in connection with this Agreement may be amended, waived or modified by the parties thereto.

(c) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, disbursements and other charges of one U.S. and one Canadian counsel to the Administrative Agent and, if necessary, one local counsel in any applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party and any specialist counsel, if reasonably necessary), in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions, the Merger or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a Credit Party or a third party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from the breach in bad faith by such Indemnitee of its obligations hereunder. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby except to the extent such damages are found by a final, non-appealable judgment of a court to arise from the willful misconduct or gross negligence of such indemnified person.

(e) All amounts due under this Section shall be payable not later than fifteen days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term A Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Bank; provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term A Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term A Loan, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more “Credit Contacts” to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Credit

Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E) no assignment shall be made to the Borrower or any of the Borrower’s Subsidiaries or Affiliates.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the

Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) Notwithstanding anything to the contrary herein, in the case of an assignee that is a Foreign Lender (other than (A) an assignee to which the Borrower consented under Section 9.04(b)(i)(A); (B) an assignee under Section 2.19(b); or (C) an assignee that is a Lender on the date hereof), no Credit Party shall be required to gross-up or indemnify such assignee Foreign Lender pursuant to Section 2.17 in respect of any withholding tax that is imposed on amounts payable to or for the account of such Foreign Lender with respect to the assigned interest in a Loan or Commitment pursuant to a law in effect on the date on which such assignee Foreign Lender acquired such interest in the Loan or Commitment, except to the extent that such Foreign Lender’s assignor was entitled at such time to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.17.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) agrees to be subject to the provisions of 2.19 as if it were an assignee under paragraph (b) of this Section; (ii) agrees to be subject to the provisions of Section 2.17 as if such Participant were a Lender and (iii) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK. NOTWITHSTANDING THE FOREGOING, (A) THE INTERPRETATION OF THE DEFINITION OF “COMBINED COMPANY MATERIAL ADVERSE EFFECT” AND (B) THE DETERMINATION OF THE ACCURACY OF ANY MERGER AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT THEREOF THE BORROWER HAS THE RIGHT UNDER THE MERGER AGREEMENT NOT TO CONSUMMATE THE MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE CONFLICTS OF LAWS.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ partners, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (b) to the extent requested or required by any state, Federal or foreign authority or examiner regulating the Administrative Agent, the Issuing Bank or any Lender, (c) to the extent required by applicable law, rule or regulations or by any subpoena or similar legal process, (d) in connection with any litigation or legal proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (e) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential to the same extent as required of the Administrative Agent, the Issuing Bank and the Lenders hereinabove and below or as otherwise reasonably acceptable to the Borrower and the Administrative Agent, the Issuing Bank and the Lenders, including as may be agreed in any confidential information memorandum or any other marketing materials), (f) with the consent of the Borrower, (g) on a confidential basis, to any rating agency when required by such rating agency, (h) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or any of its Subsidiaries, officers, directors, employees, agents, auditors, attorneys or advisors not known to the Administrative Agent, the Issuing Bank or any Lender to be bound by a legal, contractual or fiduciary obligation with the Borrower or any of its Subsidiaries to keep such Information confidential. For the purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries, officers, directors, employees, agents, auditors, attorneys or advisors relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source not known to the Administrative Agent, the Issuing Bank or any Lender to be bound by a legal, contractual or fiduciary obligation with the Borrower or any of its Subsidiaries to keep such Information confidential prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER

REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. USA PATRIOT Act. Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.

SECTION 9.15. Judgment Currency Provisions. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into the currency of the country in which such court is located (the “Judgment Currency”) an amount due hereunder in any other currency (the “Original Currency”), then the date on which the rate of exchange for conversion is selected by that court is referred to herein as the “Conversion Date”. If there is a change in the rate of exchange between the Judgment Currency and the Original Currency between the Conversion Date and the actual receipt by the Administrative Agent of the amount due hereunder or under such judgment, the Borrower shall, notwithstanding such judgment, pay all such additional amounts to the Administrative Agent for the account of the Lenders as may be necessary to ensure that the amount received by the Administrative Agent in the Judgment Currency, when converted at the rate of exchange prevailing on the date of receipt, will produce the amount due in the Original Currency. The Borrower’s liability under this Section 9.15 constitutes a separate and independent liability which shall not merge with any judgment or any partial payment or enforcement of payment of sums due under this Agreement. If the Administrative Agent receives or recovers any amount payable in a currency (the “Recovered Amount”) which is different than the currency in which the obligations hereunder or in connection herewith are expressed (the “Contract Currency”), the Administrative Agent may, promptly following receipt, convert the Recovered Amount to the Contract Currency at the rate of exchange which the Administrative Agent is able, acting in a reasonable manner and in good faith, to purchase the relevant amount of the Contract Currency. The amount of the Contract Currency resulting from any such conversion shall then be applied in accordance with the provisions of this Agreement.

SECTION 9.16. Releases of Subsidiary Guarantors and Certain Liens. (a) A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty and the Collateral Documents upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders or all Lenders, as applicable, shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section or any sale or transfer of assets constituting Collateral upon the consummation of any transaction permitted by this Agreement (excluding a sale or transfer to the Borrower, a Subsidiary or a Person that becomes a Subsidiary upon consummation of such transaction), the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b) At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Credit Documents and the other Secured Obligations (other than obligations not then due and payable with respect to Swap Agreements, Banking Services Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Parent Guaranty, the Subsidiary Guaranty and the Collateral Documents and all obligations (other than those expressly stated to survive such termination) of each Credit Party thereunder shall automatically terminate (subject to reinstatement as and to the extent expressly provided in the applicable Credit Document).

SECTION 9.17. No Fiduciary Duties. Each Credit Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Credit Party and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Bank, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Issuing Bank, the Lenders and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SXC HEALTH SOLUTIONS CORP.

By	/s/ Jeffrey Park
Name:	Jeffrey Park
Title:	Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A, individually and as Administrative Agent

By	/s/ William J. Oleferchik
Name:	William J. Oleferchik
Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

By	/s/ Yinghua Zhang
Name:	Yinghua Zhang
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

SUNTRUST BANK, as a Lender

By	/s/ J. Ben Cumming
Name:	J. Ben Cumming
Title:	Director

Fifth Third Bank, as a Lender

By	/s/ Nathaniel E. Sher
Name:	Nathaniel E. Sher
Title:	Vice President

FIFTH THIRD BANK, an Ohio Banking Corporation and authorized foreign bank under the Bank Act (Canada) as a Lender.

By	/s/ Charles J. Miller
Name:	Charles J. Miller
Title:	Vice President

FIFTH THIRD BANK, Canadian Branch

By	/s/ Mauro Spagnolo
Name:	Mauro Spagnolo
Title:	Managing Director & Principal Officer

PNC BANK CANADA BRANCH, as a Lender

By	/s/ Caroline Stade
Name:	Caroline Stade
Title:	Senior Vice President

By	/s/ Bill Hines
Name:	Bill Hines
Title:	Regional President - Canada

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By	/s/ Patrick Flaherty
Name:	Patrick Flaherty
Title:	Assistant Vice President

ROYAL BANK OF CANADA, as a Lender and Co-Documentation Agent

By	/s/ Scott MacVicar
Name:	Scott MacVicar
Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Vice President

By	/s/ Patrick L. Freytag
Name:	Patrick L. Freytag
Title:	Associate

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By	/s/ Scott O’Connell
Name:	Scott O’Connell
Title:	Vice President

CITIBANK, N.A., as a Lender

By	/s/ Laura Fogarty
Name:	Laura Fogarty
Title:	Director and Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By	/s/ Thomas Randolph
Name:	Thomas Randolph
Title:	Managing Director

By	/s/ John Bosco
Name:	John Bosco
Title:	Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By	/s/ Bertram Tang
Name:	Bertram Tang
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

TD BANK, N.A., as a Lender

By	/s/ Todd Antico
Name:	Todd Antico
Title:	Senior Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By	/s/ David W. Kee
Name:	David W. Kee
Title:	Managing Director

WELLS FARGO, NATIONAL ASSOCIATION, as a Lender

By	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Michael West
Name:	Michael West
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, Canadian Branch, as a Lender

By	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

KEYBANK NATIONAL ASSOCIATION, as a Lender

By	/s/ Thomas A. Crandell
Name:	Thomas A. Crandell
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as a Lender

By	/s/ Sterling B. Pierce, III
Name:	Sterling B. Pierce, III
Title:	Senior Vice President

COMPASS BANK, as a Lender

By	/s/ Michael E. Wendling
Name:	Michael E. Wendling
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY, as a Lender

By	/s/ Ashish S. Bhagwat
Name:	Ashish S. Bhagwat
Title:	Senior Vice President

CAPITAL ONE, N.A., as a Lender

By	/s/ Gina Monette
Name:	Gina Monette
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Lender

By	/s/ Lori Cummings-Myer
Name:	Lori Cummings-Myer
Title:	Vice President

FIRSTMERIT BANK, N.A., as a Lender

By	/s/ Tim Daniels
Name:	Tim Daniels
Title:	Vice President

HUA NAN COMMERCIAL BANK LTD., NEW YORK AGENCY, as a Lender

By	/s/ Henry Hsieh
Name:	Henry Hsieh
Title:	Assistant Vice President

Schedule 1.01

Pricing Schedule

APPLICABLE RATE	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS	LEVEL VI STATUS
Eurodollar Spread	1.50%	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Spread	0.50%	0.75%	1.00%	1.25%	1.50%	1.75%
Commitment Fee Rate	0.20%	0.25%	0.35%	0.40%	0.45%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 5.01 of this Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V or Level VI Status.

The Applicable Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Rate shall be effective five Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Rate shall be the highest Applicable Rate set forth in the foregoing table until five Business Days after such Financials are so delivered. Until adjusted after the Effective Date, Level III Status shall be deemed to exist.

Schedule 2.01

Commitments

Lender	Revolving Commitment	Term A Commitment	Total Commitment
JPMorgan Chase Bank, N.A.	$48,611,111.10	$76,388,888.90	$125,000,000.00
Bank of America, N.A.	$46,666,666.66	$73,333,333.34	$120,000,000.00
Barclays Bank PLC	$46,666,666.66	$73,333,333.34	$120,000,000.00
SunTrust Bank	$41,805,555.56	$65,694,444.44	$107,500,000.00
Fifth Third Bank	$41,805,555.56	$65,694,444.44	$107,500,000.00
PNC Bank Canada Branch	$41,805,555.56	$65,694,444.44	$107,500,000.00
Royal Bank of Canada	$41,805,555.56	$65,694,444.44	$107,500,000.00
Credit Suisse AG	$38,888,888.89	$61,111,111.11	$100,000,000.00
The Bank of Tokyo – Mitsubishi UFJ, Ltd.	$34,027,777.78	$53,472,222.22	$87,500,000.00
Citibank, N.A.	$34,027,777.78	$53,472,222.22	$87,500,000.00
Credit Agricole Corporate and Investment Bank	$34,027,777.78	$53,472,222.22	$87,500,000.00
Mizuho Corporate Bank, Ltd.	$34,027,777.78	$53,472,222.22	$87,500,000.00
Morgan Stanley Bank, N.A.	$34,027,777.78	$53,472,222.22	$87,500,000.00
TD Bank, N.A.	$34,027,777.78	$53,472,222.22	$87,500,000.00
Sumitomo Mitsui Banking Corporation	$24,305,555.55	$38,194,444.45	$62,500,000.00
Wells Fargo Bank, N.A.	$24,305,555.55	$38,194,444.45	$62,500,000.00
U.S. Bank National Association	$19,444,444.44	$30,555,555.56	$50,000,000.00
KeyBank National Association	$17,500,000.00	27,500,000.00	$45,000,000.00
Branch Banking and Trust Company	$11,666,666.67	$18,333,333.33	$30,000,000.00
BBVA Compass Bank	$11,666,666.67	$18,333,333.33	$30,000,000.00
The Northern Trust Company	$11,666,666.67	$18,333,333.33	$30,000,000.00
Capital One, N.A.	$9,722,222.22	$15,277,777.78	$25,000,000.00
The Huntington National Bank	$9,722,222.22	$15,277,777.78	$25,000,000.00
FirstMerit Bank, N.A.	$3,888,888.89	$6,111,111.11	$10,000,000.00
Hua Nan Commercial Bank Ltd.	$3,888,888.89	$6,111,111.11	$10,000,000.00

TOTAL	$700,000,000.00	$1,100,000,000.00	$1,800,000,000.00

Schedule 3.14

Subsidiaries

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Subsidiary Guarantor as of the Effective Date?
SXC Health Solutions, Inc. (“SXC US”)	Texas	100% by the Borrower	Yes
informedRx, Inc. (“informedRx”)	Delaware	100% by SXC US	Yes
Health Business Systems, Inc.	Pennsylvania	100% by SXC US	No
SXC Comet LLC	Delaware	100% by SXC US	No
SXC Acquisition Corp.	Delaware	100% by SXC US	No
SXC Health Solutions TPA, LLC	Delaware	100% by SXC US	No
IRX Financing I LLC	Delaware	100% by SXC US	No
NMHCRX Mail Order, Inc. (“NMHCRX”)	Delaware	100% by informedRx	No
Portland Professional Pharmacy Associates (“PPPA”)	Maine	100% by informedRx	No
SXC Health Solutions Insurance, Inc.	Delaware	100% by informedRx	No
Portland Professional Pharmacy	Maine	100% by informedRx	No
PCN DE Corp. (“PCN”)	Delaware	100% by informedRx	No
National Medical Health Card IPA, Inc.	New York	100% by informedRx	No
Hawaii IRX, LLC	Hawaii	100% by informedRx	No
Massachusetts IRX LLC	Massachusetts	100% by informedRx	No
Nevada IRX LLC	Nevada	100% by informedRx	No
Medmetrics Acquisition Corp.	Delaware	100% by informedRx	No
PTRx, Inc.	Delaware	100% by informedRx	No
HealthTran, LLC (“HealthTran”)	Delaware	100% by informedRx	No
MedfusionRx, LLC (“MedfusionRx”)	Alabama	100% by PPPA	No
Assurance Rx, LLC	Alabama	100% by PPPA	No
Medtown of North Georgia, LLC	Alabama	100% by MedfusionRx	No

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Subsidiary Guarantor as of the Effective Date?
Bayou State Pharmacy LLC	Louisiana	100% by MedfusionRx	No
SaveDirectRx, Inc.	Texas	100% by NMHCRX	No
Pharmaceutical Care Network	California	100% by PCN	No
HT Three, LLC	Colorado	100% by HealthTran	No
HT Access, LLC	Colorado	100% by HealhTran	No
Catalyst Health Solutions, Inc. (“CHSI”)	Delaware	100% by SXC US	Yes
Catalyst Rx (“Catalyst Rx”)	Nevada	100% by CHSI	Yes
Catalyst Rx Health Initiatives, Inc. (“CRHI”)	Illinois	100% by Catalyst Rx	Yes
Coalition for Advanced Pharmacy Services, LLC	Delaware	100% by CHSI	Yes
HospiScript Services, LLC (“HospiScript”)	Delaware	100% by CHSI	No
Catalyst Consultants	Nevada	100% by CHSI	No
First Rx Specialty & Mail Services, LLC (“First Rx”)	Delaware	100 % by CHSI	No
FutureScripts Holdings, LLC (“FutureScripts Holdings”)	Delaware	100% by CHSI	No
Catalyst Mail, LLC	Delaware	100% by CHSI	No
Seniorscript, LLC	Alabama	100% by HospiScript	No
Catalyst Rx IPA, Inc.	New York	100% by CHSI	No
InPharmative, Inc.	Nevada	100% by CHSI	No
Immediate Pharmaceutical Services, Inc.	Ohio	100% by First Rx	No
FutureScripts, LLC	Pennsylvania	100% by FutureScripts Holdings	No
FutureScripts Secure, LLC	Pennsylvania	100% by FutureScripts Holdings	No
HealthExtras, LLC	Delaware	100% by CHSI	No
Catalyst Rx CHSS, LLC	Delaware	100% by CHSI
Catalyst Rx Rebate Management, Inc.	Nevada	100% by Catalyst Rx	No
Catalyst Rx Government Services, Inc.	Nevada	100% by Catalyst Rx	No
Catalyst PRx, LLC	Nevada	100% by Catalyst Rx	No

Subsidiary	Jurisdiction of Organization	Percentage Ownership	Subsidiary Guarantor as of the Effective Date?
Catalyst PRx Government Services, LLC	Nevada	100% by Catalyst Rx	No
Catalyst Plan Services, Inc.	Michigan	100% by Catalyst Rx	No
Catalyst Rx Plan Services Insurance Company	Ohio	100% by Catalyst Rx	No
Catalyst Rx Health Initiatives IPA, Inc.	New York	100% by CRHI	No

Schedule 6.01

Existing Indebtedness

Intercompany loan in an amount not to exceed $150,000,000 from FutureScripts Holdings, LLC to Catalyst Heath Solutions, Inc.

Capital lease between Healthtran LLC and IBM in an aggregate amount not to exceed $130,000.

Equipment financing between Healthtran LLC and Key Bank in an aggregate amount not to exceed $290,000.

Equipment financing between Healthtran LLC and Key Bank in an aggregate amount not to exceed $90,000.

Schedule 6.02

Existing Liens

Liens granted in inventory, related accounts and products and proceeds thereof by informedRx, Inc. (“informedRx”) to Bellco Drug Corp. (“Bellco”) pursuant to the Secondary Vendor Agreement, dated November 16, 2010 between Bellco and informedRx.1

Liens granted by the Borrower to Royal Bank of Canada (“RBC”) in cash collateral not at any time in excess of CDN$20,000 held in an account at RBC to secure obligations under a credit card arrangement.

Lien granted by SXC US to Ikon Financial SVCS on all equipment leased in an equipment leasing transaction between SXC US and IOS Capital, LLC.

Lien granted by CHSI to CIT Finance LLC (“CIT”) on the following piece of equipment, 4-Konica c654-sn# 01100591, 011000592, 011000602, 011001314, and all other equipment leased to and/or financed for CHSI by CIT.

Lien granted by Catalyst RX to US Bancorp on the following equipment: ES4500C JJAA810750; 1 ES4500C JJA810788; 1 ES4500C JJA810750C; 1 ES4500C JJA810778C.

Lien granted by Catalyst RX to U.S. Bancorp Equipment Finance, Inc. on certain office equipment, including chairs, workstations and tables.

Lien granted by Catalyst RX to ePlus Technology, inc. on certain information technology equipment.

[1]

The Borrower agrees that it shall not permit such security interests to secure obligations other than in respect of the purchase of inventory by informedRX from Bellco and that the maximum amount from time to time secured thereby shall not exceed $1,000,000.

Schedule 6.04

Existing Investments

CHSI has 47% equity investment in Script Relief LLC, a Delaware corporation (“Script Relief”) pursuant to that certain Unit Purchase Agreement dated as of December 16, 2011 and that certain Limited Liability Company Agreement of Script Relief dated as of December 16, 2011.

CHSI has 19.9% equity investment in the Class A Common Shares of Reformulary Group, Inc. a Canadian Corporation (“RGI”) pursuant to that certain Class A Common Share Purchase Agreement dated as of April 13, 2012, that certain Amended and Restated Shareholders’ Agreement dated as of April 13, 2012 and that certain Call Rights Agreement dated as of April 13, 2012.

CHSI has a 9.6% equity investment in China Senior Care, Inc.

Schedule 6.08

Existing Restrictions

None.

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption (the “Standard Terms and Conditions”) set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower:	SXC Health Solutions Corp.
4.	Administrative Agent:	JPMorgan Chase Bank, N.A.
5.	Credit Agreement:	The $1,800,000,000 Credit Agreement dated as of July 2, 2012 among SXC Health Solutions Corp., as
Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[3]
	$	$	%
	$	$	%
	$	$	%

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts (as defined in the Administrative Questionnaire) to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment”, “Term A Commitment”, etc.)

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swingline Lender and an Issuing Bank

By

Title:

[Consented to:]5

[NAME OF RELEVANT PARTY]

By

Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the general obligations law of New York, but otherwise without regard to the law of conflicts) of the State of New York.

5

EXHIBIT B

FORM OF BORROWING REQUEST

Date:                          , 20

To:	JPMorgan Chase Bank, N.A., as Administrative Agent for itself and the other Lenders (the “Administrative Agent”) under that certain Credit Agreement dated as of July 2, 2012 among SXC Health Solutions Corp. (the “Borrower”), the financial institutions party thereto (the “Lenders”) and the Administrative Agent (such Credit Agreement, as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”).

The Borrower hereby gives to the Administrative Agent a Borrowing Request for a Revolving Borrowing pursuant to Section 2.03 of the Credit Agreement and in connection therewith provides the following information:

(i)	the aggregate amount of the requested Borrowing is ;

(ii)	the date of the requested Borrowing, which is a Business Day, is ;

(iii)	such Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv)	in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto is [1] months; and

(v)	the location and number of the Borrower’s account to which funds are to be disbursed is .

[The undersigned hereby certifies to the Administrative Agent and the Lenders that (i) the representations and warranties of the Credit Parties set forth in the Credit Documents are and will be, as applicable, true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or Material Adverse Effect”) on and as of the date hereof and the date of such Borrowing (except for those representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct on and as of such earlier date) and (ii) on the date hereof and at the time of and immediately after giving effect to such Borrowing, no Default has occurred and is continuing.]2

Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

SXC HEALTH SOLUTIONS CORP.

By:
Name:
Title:

[1]	One, two, three or six months
[2]	To be included for Revolving Borrowings after the Effective Date.

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Agreement described below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July 2, 2012 (as amended, modified, renewed or extended from time to time, the “Agreement”) among SXC Health Solutions Corp. (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                      1 of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, (a) the existence of any condition or event which constitutes a Default or (b) any change in GAAP or in the application thereof, in each case, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Sections 6.11 and 6.12 of the Agreement, all of which data and computations are true, complete and correct.

[5. Schedule II attached hereto sets forth a list of (a) rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks or any improvement on any Patent (each, as defined in the Security Agreement), in each case, to which a Grantor (as defined in the Security Agreement) has obtained or become entitled to the benefit of during the accounting period covered hereby.]

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

[1]	To be provided by the chief financial officer, principal accounting officer, treasurer or controller of the Borrower

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this      day of                     , 20    .

2

SXC HEALTH SOLUTIONS CORP.

By: ________________________________

Name: ______________________________

Title: _______________________________

3

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                             ,              with

Provisions of 6.11 and 6.12 of

the Agreement

Section 6.11 Leverage Ratio

1.	Total Debt (as defined in the Agreement) of the Borrower and its Subsidiaries		$

2.	EBITDA

	a.	Net Income	$

	b.	+ Total Interest Expense	$

	c.	+ Taxes	$

	d.	+ Extraordinary losses	$

	e.	+ Non-cash stock compensation expense	$

	f.	+ Other non-cash items (other cash expenditures as described in Agreement)	$

	g.	+ fees and expenses directly incurred or paid in connection with the Transactions, the Merger or any Permitted Acquisition	$

	h.	+ fees and expenses directly incurred or paid in in connection with the HealthTran Acquisition in an aggregate amount not to exceed $1,200,000	$

	i.	+ synergies projected by the Borrower in good faith to be realized as a result of the Merger in an aggregate amount not to exceed $75,000,000	$

	j.	+ fees and expenses and integration costs not to exceed $47,000,000 in the aggregate related to historical acquisitions by Target and its subsidiaries made within the twelve month preceding the Effective Date	$

	k.	+ Unrealized losses in respect of Swap Agreements	$

	l.	+ Non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations or restructurings	$

4

	m.		– Tax credits	$

	n.		– Interest income	$

	o.		– Non-cash items increasing Net Income	$

	p.		– Extraordinary gains	$

	q.		– Non-recurring gains or income as a result of discontinued operations or restructurings	$

	r.		+ proforma for acquisition	$

	s.		– proforma for business that was disposed	$

	t.		= EBIT	$

	u.		+ Depreciation and amortization	$

	v.		= EBITDA	$

	w.		Leverage Ratio		to 1.0

	x.	Required Ratio	Fiscal Quarter Ending		Required Ratio

			[September 30, 2012]	3.75:1.00

			December 31, 2012		3.50:1.00

			March 31, 2013		3.50:1.00

			June 30, 2013		3.50:1.00

			September 30, 2013		3.50:1.00

			December 31, 2013		3.25:1.00

			March 31, 2014		3.25:1.00

			June 30, 2014		3.25:1.00

			September 30, 2014		3.25:1.00

			December 31, 2014, and thereafter		3.00:1.00

Section 6.12 Interest Coverage Ratio (Cannot be less than 4.0 to 1.0)

1.	EBIT				$

2.	Total Interest Expense				$

3.	Interest Coverage Ratio				to 1.0

4.	Required Ratio				>4.0 to 1.0

5

EXHIBIT D-1

FORM OF REVOLVING NOTE

$	, 20

SXC Health Solutions Corp., a corporation organized under the laws of the Yukon Territory, Canada (the “Borrower”), promises to pay to                                          (the “Lender”) the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Revolving Maturity Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Revolving Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 2, 2012 (which, as it may be amended, restated or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Revolving Note, including the terms and conditions under which this Revolving Note may be prepaid or its maturity date accelerated. This Revolving Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Revolving Note shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the general obligations law of New York, but otherwise without regard to the law of conflicts) of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Revolving Note by its duly authorized officer.

SXC HEALTH SOLUTIONS CORP.

By:
Print Name:
Title:

2

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

REVOLVING NOTE,

DATED                                 , 20

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT D-2

FORM OF TERM A NOTE

$	, 20

SXC Health Solutions Corp, a corporation organized under the laws of the Yukon Territory, Canada (the “Borrower”), promises to pay to                                          (the “Lender”) the aggregate unpaid principal amount of the Term A Loan made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Term A Loan in full on the Term A Maturity Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Term A Loan and the date and amount of each principal payment hereunder.

This Term A Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 2, 2012 (which, as it may be amended, restated or modified and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Term A Note may be prepaid or its maturity date accelerated. This Term A Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Term A Note shall be governed and construed in accordance with the internal laws (including, without limitation, Section 5-1401 of the general obligations law of New York, but otherwise without regard to the law of conflicts) of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Term A Note by its duly authorized officer.

SXC HEALTH SOLUTIONS CORP.

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

TERM A NOTE,

DATED                                 , 20

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT E-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SXC Health Solutions Corp. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                     , 20

EXHIBIT E-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SXC Health Solutions Corp. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                     , 20

EXHIBIT E-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SXC Health Solutions Corp. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                                     , 20

EXHIBIT E-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 2, 2012 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SXC Health Solutions Corp. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                                     , 20